                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                  TO TENDER TO

                        VOICESTREAM WIRELESS CORPORATION
                               IN RESPECT OF ITS
                         10 3/8% SENIOR NOTES DUE 2009
                                      AND
                     11 7/8% SENIOR DISCOUNT NOTES DUE 2009
                           PURSUANT TO THE PROSPECTUS

                              DATED APRIL 5, 2000

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to tender the 10 3/8% Senior Notes due 2009 and 11 7/8% Senior Discount Notes due 2009 of VoiceStream Wireless Corporation (collectively, the "Notes") pursuant to the Offer (as defined below) of VoiceStream Wireless Corporation (the "Offeror") if (i) certificates representing Notes are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing Notes and all other required documents to reach Harris Trust Company of California, as exchange agent (the "Exchange Agent") on or prior to the Expiration Date, or
(iii) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date, the Holders may effect a tender of Notes in accordance with the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures." This Notice of Guaranteed Delivery may be delivered by mail or transmitted by telegram or facsimile transmission to the Exchange Agent. All terms used but not defined herein shall have the meanings assigned to such terms in the Prospectus.

                     The Exchange Agent for the Offers is:

                 HARRIS TRUST AND SAVINGS BANK, EXCHANGE AGENT

       By Registered or                      By Hand or                   Facsimile Transmission
        Certified Mail:                  Overnight Delivery:                      Number:
   HARRIS TRUST AND SAVINGS         HARRIS TRUST AND SAVINGS BANK       (For Eligible Institutions
   c/o Harris Trust Company           c/o Harris Trust Company                     Only)
          of New York                        of New York                      (212) 701-7636
      Wall Street Station                  88 Pine Street             Confirm Receipt of Facsimile by
         P.O. Box 1010                       19th Floor                         Telephone:
    New York, NY 10268-1010              New York, NY 10005                   (212) 701-7624

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

     The consideration for Notes tendered pursuant to guaranteed delivery procedures will be the same as that for Notes delivered to the Exchange Agent at or prior to the Expiration Date, even if the Notes to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Exchange Agent, and therefore payment by the Exchange Agent on account of such Notes is not made, until after the Payment Date.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     By execution hereof, the undersigned acknowledges receipt of the Prospectus (as amended or supplemented from time to time, the "Prospectus") of VoiceStream Wireless Corporation, a Delaware corporation (the "Offeror") relating to its 10 3/8% Senior Notes due 2009 and 11 7/8% Senior Discount Notes due 2009

(collectively, the "Notes"), and the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal" and, together with the Prospectus, the "Offer Documents"), which together constitute the Offeror's offer (the "Offer") to exchange for notes of the Offeror, upon the terms and subject to the conditions set forth in the Prospectus.

     Upon the terms and subject to the conditions of the Offer the undersigned hereby tenders to the Offeror the principal amount at maturity of Notes indicated below pursuant to the guaranteed delivery procedures described in the Offer Documents.

     In the event of a termination of the Offer, the Notes tendered pursuant to such Offer will be returned to the tendering Holders promptly (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered). If the Offeror makes a material change in the terms of the Offer, the Offeror will disseminate additional material in respect of such Offer and will extend such Offer, in each case to the extent required by law.

     The undersigned understands that payment by the Exchange Agent for Notes tendered and accepted for payment pursuant to the Offer will be made only after receipt by the Exchange Agent of such Notes (or Book-Entry Confirmation of the transfer of such Notes into the Exchange Agent account at DTC) and a Letter of Transmittal (or a facsimile copy thereof) with respect to such Notes properly completed and duly executed with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under the Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, Trustees in bankruptcy and other legal representatives.

                            PLEASE SIGN AND COMPLETE

     This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Notes exactly as their name(s) appear(s) on certificate(s) for Notes or, if tendered by a participant in the Book-Entry Transfer Facility, exactly as such participant's name appears on a security position listing as the owner of Notes, or by person(s) authorized to become registered Holders(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her name, address and full title as indicated below and submit evidence satisfactory to the Offeror of such person's authority so to act.

Aggregate Principal Amount at Maturity of          Name(s) of Holder(s)
Notes Tendered:

Certificate No(s). (if available):                 Address(es) of Holder(s):

CUSIP No.:
                                                                     ZIP CODE

Window Ticket No. (if any):                        Area Code and Tel. No.:

Check box if Notes will be tendered by book-       Name(s) of Authorized Signatory:
entry transfer:

[ ]  The Depository Trust Company                  Full Title:

Account Number:                                    Address(es) of Authorized Signatory:

Transaction Code Number:                           Area Code and Tel. No.:

Dated:                                             Signature(s) of Registered Holder of
                                                   Authorized Signatory:

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a participant in the Securities Transfer Agents Medallion Program or the Stock Exchange Medallion Program (an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent either the certificates representing the Notes tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer Documents) of a transfer of such Notes, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the Guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for the Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

                Name of Firm:
                                                                 (AUTHORIZED SIGNATURE)

                   Address:                                              Title:

                                                                         Date:
                  (ZIP CODE)

           Area Code and Tel. No.:

NOTE: DO NOT SEND NOTES WITH THIS NOTICE. NOTES SHOULD BE SENT TO THE EXCHANGE
      AGENT TOGETHER WITH PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.